Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”), effective as of November 18, 2013, is made by and among Synergy Pharmaceuticals Inc., a Delaware corporation (“Synergy”) and ContraVir Pharmaceuticals, Inc., a Delaware corporation (“ContraVir”).

RECITALS

A.                                    Synergy and ContraVir entered into that certain Loan and Security Agreement, dated as of June 5, 2013 (the “Loan Agreement”).

B.                                    Synergy and ContraVir now intend to amend certain provisions of the Loan Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Synergy and ContraVir hereby agrees as follows:

SECTION 1.  Defined Terms.  Terms defined in the Loan Agreement are used in this Amendment with the same meaning, unless otherwise indicated.

SECTION 2.  Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

2.1                               The first recital of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, Borrower has requested Lender to make loans in the aggregate amount of up to $1,000,000 available to Borrower for working capital purposes.”

SECTION 3.  Effect on Loan Agreement.  Subject to the consents and amendments provided herein, all of the terms and conditions of the Loan Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  On and after the date of this Amendment, each reference in the Loan Agreement to the “Loan Agreement,” “hereinafter,” “herein,” “hereinafter,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Agreement.

SECTION 4.  Severability.  In the event that any provision of this Amendment or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 5.  Entire Agreement; Amendments.  This Amendment constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Amendment or waiver of any agreement or other obligation of the parties under this Amendment may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Synergy and ContraVir.

SECTION 6.  Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns as provided in the Loan Agreement.

SECTION 7.  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 8.  Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Loan Agreement.

SECTION 9.  Governing Law.  This Amendment, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

SECTION 10.  Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

SECTION 11.  Captions.  The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof.

SECTION 12.  Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
	Name:	Gary S. Jacob
	Title:	Chief Executive Officer

CONTRAVIR PHARMACEUTICALS, INC.

By:	/s/ Bernard F. Denoyer
	Name:	Bernard F. Denoyer
	Title:	Chief Financial Officer